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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan of Epimmune Inc. of our report dated January 21, 2000, except of Note 11, as to which the date is March 7, 2000, with respect to the consolidated financial statements of Epimmune Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP




San Diego, California
August 24, 2000